Exhibit 5.1

                 [Letterhead of Gallop, Johnson & Neuman, L.C.]

                                  July 21, 2000


Maverick Tube Corporation
16401 Swingley Ridge Road, Suite 700
St. Louis, Missouri 63017

Ladies and Gentlemen:

         We are acting as counsel to Maverick Tube Corporation, a Delaware corporation ("Maverick"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by Maverick of up to 16,463,302 shares of common stock of Maverick (the "Subject Shares") to be issuable from time-to-time upon the exchange of exchangeable shares (the "Exchangeable Shares") of Maverick Tube (Canada) Ltd., an Alberta corporation and a subsidiary of Maverick, in connection with the combination of Maverick and Prudential Steel Ltd. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated herein, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals, or certified, conformed or reproduction copies of such agreements, instruments, documents and records of Maverick, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of Maverick, as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents relevant hereto and certificates and oral or written statements and other information of or from representatives of Maverick and others and assume compliance on the part of all parties to such documents with their covenants and agreements contained therein.

         We have assumed that the Certificate of Incorporation and Bylaws of Maverick at the time of issuance of the Subject Shares will be identical to the Certificate of Incorporation and bylaws of Maverick as in effect at the date hereof.

         We also have assumed, with respect to all parties to the documents relevant hereto other than Maverick, that such parties have the power and authority to enter into and perform such documents and to consummate the transactions contemplated thereby, that such documents have been duly authorized, executed and delivered by such parties and constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with the terms, and that such parties will comply with all of their obligations under such documents and all laws applicable thereto. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of Maverick and others.

         Based upon the foregoing, it is our opinion that:

         1. Maverick has been duly incorporated and is validly existing under the laws of the State of Delaware; and

         2. assuming that all of the Exchangeable Shares are validly issued, fully paid and nonassessable, if Subject Shares are issued as described in the Registration Statement, at such time of issuance, the Subject Shares so issued will be validly issued, fully paid and nonassessable.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement as having passed upon the validity of the issuance of the Subject Shares. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                          Very truly yours,


                                          /s/ Gallop, Johnson & Neuman, L.C.
                                          GALLOP, JOHNSON & NEUMAN, L.C.